                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 31, 2000

                         PAN WESTERN ENERGY CORPORATION
               (Exact name of registrant as specified in charter)

OKLAHOMA                             0-22349                       73-1130486
(State or other jurisdiction         (Commission File Number)      (IRS Employer Identification No.)
of incorporation or organization)


                            1390 South Potomac Street
                                    Suite 136
                             Aurora, Colorado 74119
                                 (303) 681-9344

                                    Copy to:
                                   David Groom
                           5567 South Perry Park Road
                                Sedalia, CO 80135
                     Phone: 303-681-9344, Fax: 303-681-2117


Item 7  Financial Statements

See Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PAN WESTERN ENERGY CORPORATION
                                  (Registrant)

                                  /s/ Scott B. Campbell
Date: February 16, 2001           ----------------------------------------------
                                  Scott B. Campbell
                                  President and CEO

                        INTELLIREADY, INC. AND SUBSIDIARY
                          PROFORMA EXPLANATORY HEADNOTE




                          INDEX TO FINANCIAL STATEMENTS


                                                                                                          PAGE
                                                                                                          ----
INTELLIREADY, INC. AND SUBSIDIARY
PROFORMA CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)

Financial Statements:
     Proforma Explanatory Headnote                                                                         F-2

     Unaudited Proforma Consolidating Balance Sheet, September 30, 2000                                    F-3

     For the Period Ended September 30, 2000
         Unaudited Proforma Consolidating Statement of Operations                                          F-4

Notes to Unaudited Proforma Consolidating Financial Statements                                             F-5

INTELLIREADY, INC. AND SUBSIDIARY
Independent Auditors' Report                                                                               F-6

Consolidated Financial Statements:
     Balance Sheets                                                                                        F-7

     Statement of Operations                                                                               F-8

     Statement of Changes in Stockholders' Equity (Deficit)                                                F-9

     Statement of Cash Flows                                                                              F-10

Notes to Consolidated Financial Statements                                                                F-11

TIME DIRECT, LLC
Independent Auditors' Report                                                                              F-20

Financial Statements:
     Balance Sheets                                                                                       F-21

     Statements of Operations                                                                             F-22

     Statement of Changes in Members' Equity                                                              F-23

     Statements of Cash Flows                                                                             F-24

Notes to Financial Statements                                                                             F-25

                        INTELLIREADY, INC. AND SUBSIDIARY
                          PROFORMA EXPLANATORY HEADNOTE



The following unaudited proforma consolidated financial statement gives effect to the reverse merger of IntelliReady, Inc. and Subsidiary (the "Company") with Pan Western Energy Corporation ("Pan Western") and is based on the estimates and assumptions set forth herein and in the notes to such statement. This proforma information has been prepared utilizing the historical financial statements of the Company and notes thereto, which are incorporated by reference herein. The historical results of Pan Western are incorporated by reference to its 10Q-SB for the nine months ended September 30, 2000. The transaction is being treated as a reverse merger and a recapitalization. The Company is the acquirer for accounting purposes. The proforma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the dates indicated or the results which may be obtained in the future.

The proforma consolidated statement of operations for the period ended September 30, 2000 includes the operating results of the Company and Pan Western for such period, including the operating results of Time Direct, LLC, the Company's wholly owned Subsidiary, which was acquired on May 18, 2000.

On October 4, 2000, the Company merged into Pan Western's wholly owned subsidiary in exchange for 81,719,149 shares of Pan Western. Shortly thereafter, Pan Western changed its name to IntelliReady, re-incorporated in Colorado and implemented a one for 8.25780933 reverse split.

                        INTELLIREADY, INC. AND SUBSIDIARY
                 UNAUDITED PROFORMA CONSOLIDATING BALANCE SHEET
                               SEPTEMBER 30, 2000



                                        PAN WESTERN    INTELLIREADY,     PROFORMA         PROFORMA
                                        ENERGY CORP.        INC.        ADJUSTMENTS     CONSOLIDATED
                                        -----------    -------------    -----------     -----------
                                        (UNAUDITED)     (UNAUDITED)                      (UNAUDITED)
CURRENT ASSETS:
   Cash                                 $    12,454     $   760,820     $   (12,454)    $   760,820
   Restricted cash                          230,999              --        (230,999)             --
   Trade accounts receivable                     --          40,354              --          40,354
   Inventory                                     --          30,258              --          30,258
   Deposits                                      --          37,500              --          37,500
   Prepaid expenses                          15,000          12,789         (15,000)         12,789
                                        -----------     -----------     -----------     -----------
                                            258,453         881,721        (258,453)        881,721

FURNITURE AND EQUIPMENT, net                     --          34,579              --          34,579

GOODWILL, net                                    --         181,374              --         181,374
                                        -----------     -----------     -----------     -----------

                                        $   258,453     $ 1,097,674     $  (258,453)    $ 1,097,674
                                        ===========     ===========     ===========     ===========

CURRENT LIABILITIES:
   Accounts payable                     $    69,149     $    71,763     $   (69,149)    $    71,763
   Accrued expenses                              --          92,316              --          92,316
   Escrow deposit                                --         230,999        (230,999)             --
   Bank note payable                             --         500,000              --         500,000
   Current portion of long-term debt             --           3,728              --           3,728
   Current portion of long-term debt
     Time Direct, LLC acquisition                --          82,267              --          82,267
                                        -----------     -----------     -----------     -----------
       Total Current Liabilities             69,149         981,073        (300,148)        750,074

LONG-TERM DEBT, net of current
   portion                                       --           8,080              --           8,080

LONG TERM DEBT, Time Direct, LLC
   acquisition, net of current portion           --          90,733              --          90,733
                                        -----------     -----------     -----------     -----------
       Total Liabilities                     69,149       1,079,886        (300,148)        848,887

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Common stock                              51,055       1,846,749         (46,182)      1,851,622
   Additional paid in capital             2,226,347         131,158      (2,000,221)        357,284
   Treasury stock                          (218,982)             --         218,982              --
   Accumulated (deficit)                 (1,869,116)     (1,960,119)      1,869,116      (1,960,119)
                                        -----------     -----------     -----------     -----------

       Total Stockholders' Equity           189,304          17,788          41,695         248,787
                                        -----------     -----------     -----------     -----------

                                        $   258,453     $ 1,097,674     $  (258,453)    $ 1,097,674
                                        ===========     ===========     ===========     ===========



      SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL
                                   STATEMENTS

                        INTELLIREADY, INC. AND SUBSIDIARY
            UNAUDITED PROFORMA CONSOLIDATING STATEMENT OF OPERATIONS
                    FOR THE PERIOD ENDING SEPTEMBER 30, 2000

                                                                                TIME DIRECT, LLC
                                            PAN WESTERN      INTELLIREADY, INC.     FOR THE
                                            ENERGY CORP.          FOR THE         PERIOD FROM
                                            NINE MONTHS       PERIOD FROM MAY       JANUARY
                                                ENDED           18, 2000 TO        1, 2000 TO
                                            SEPTEMBER 30,       SEPTEMBER 30,        MAY 17,          PROFORMA          PROFORMA
                                                 2000               2000              2000           ADJUSTMENTS      CONSOLIDATED
                                            -------------    ------------------ ----------------    -------------     -------------
                                             (UNAUDITED)        (UNAUDITED)        (UNAUDITED)                         (UNAUDITED)

REVENUES                                    $          --       $     208,423     $     141,402     $          --     $     349,825
                                            -------------       -------------     -------------     -------------     -------------

COSTS AND EXPENSES:
   Cost of sales                                       --             168,558            83,189                --           251,747
   General and administrative                          --             599,406            16,898                --           616,304
   Depreciation and amortization                       --              11,521             2,691                              14,212
   Interest                                            --               1,003               444                --             1,447
   Interest - related parties                          --              34,686                --                --            34,686
                                            -------------       -------------     -------------     -------------     -------------
       Total Expenses                                  --             815,174           103,222                --           918,396
                                            -------------       -------------     -------------     -------------     -------------
OTHER INCOME:
   Interest income                                     --               2,283                --                --             2,283
   Other income                                        --                 913                --                --               913
                                            -------------       -------------     -------------     -------------     -------------
                                                       --               3,196                --                --             3,196
                                            -------------       -------------     -------------     -------------     -------------
NET INCOME/(LOSS)                           $          --       $    (603,555)    $      38,180     $          --     $    (565,375)
                                            =============       =============     =============     =============     =============
NET (LOSS) PER COMMON SHARE                                                                                           $        (.05)
                                                                                                                      =============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
   OUTSTANDING                                                                                                           10,383,318
                                                                                                                      =============



      SEE ACCOMPANYING NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL
                                   STATEMENTS

                        INTELLIREADY, INC. AND SUBSIDIARY
         NOTES TO UNAUDITED PROFORMA CONSOLIDATING FINANCIAL STATEMENTS


NOTE 1 - PROFORMA ADJUSTMENTS

The adjustments relating to the unaudited proforma consolidating statement of operations are computed assuming the reverse merger with Pan Western was consummated at the beginning of the period presented.

NOTE 2 - MERGER

The merger is recorded assuming the recapitalization of the Company occurred on September 30, 2000. Pan Western had no material business operations on the merger date.

NOTE 3 - PAYMENT OF LIABILITIES

The unaudited proforma consolidated balance sheet reflects payments made for accounts payable.

NOTE 4 - EFFECT OF RECAPITALIZATION

The following table represents the unaudited proforma effects of the recapitalization of IntelliReady, Inc. at September 30, 2000 assuming the reverse split of 1 for 8.25780933 shares:



                             PAN WESTERN    INTELLIREADY,     PROFORMA       PROFORMA
                             ENERGY CORP.       INC.        ADJUSTMENTS     POST MERGER
                             -----------    -------------   -----------     -----------
Common stock outstanding
   prior to merger               618,270       9,895,984       (130,937)     10,383,317
Less: Treasury  Stock           (130,937)             --        130,937              --
Common stock issued to
   IntelliReady in merger      9,895,984              --     (9,895,984)             --
                             -----------     -----------    -----------     -----------
Total common stock
   outstanding                10,383,317       9,895,984     (9,895,984)     10,383,317
                             ===========     ===========    ===========     ===========


NOTE 5 - CONTINUING AND DISCONTINUED OPERATIONS

The results of continuing and discontinued operations have been adjusted to remove the continuing and discontinued operations of Pan Western.

                                AJ. ROBBINS, P.C.
                        3033 EAST FIRST AVENUE, SUITE 201
                             DENVER, COLORADO 80206


                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of IntelliReady, Inc.
Aurora, Colorado

We have audited the accompanying balance sheet of IntelliReady, Inc. (a Colorado corporation) as of December 31, 1999. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IntelliReady, Inc. as of December 31, 1999, in conformity with generally accepted accounting principles.


                                           AJ. ROBBINS, P.C.
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                             AND CONSULTANTS



DENVER, COLORADO
JUNE 30, 2000

                               INTELLIREADY, INC.
                                 BALANCE SHEETS
                       DECEMBER 31, 1999 (UNCONSOLIDATED)
                      AND SEPTEMBER 30, 2000 (CONSOLIDATED)



                                     ASSETS

                                                                           DECEMBER 31,     SEPTEMBER 30,
                                                                              1999               2000
                                                                         -------------      -------------
                                                                                            (UNAUDITED)
CURRENT ASSETS:
     Cash                                                                $          --      $     760,820
     Trade accounts receivable                                                      --             40,354
     Inventory                                                                      --             30,258
     Prepaid expenses                                                               --             12,789
     Deposits                                                                       --             37,500
                                                                         -------------      -------------

                                                                                    --            881,721

FURNITURE AND EQUIPMENT, net                                                        --             34,579

GOODWILL, net                                                                       --            181,374
                                                                         -------------      -------------

                                                                         $          --      $   1,097,674
                                                                         =============      =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Payable, related parties                                            $     574,261      $          --
     Accounts payable                                                               --             71,763
     Escrow deposit                                                                 --            230,999
     Accrued expenses                                                               --             92,316
     Bank note payable                                                              --            500,000
     Current portion of long-term debt                                              --              3,728
     Current portion of long-term debt, Time Direct, LLC
        acquisition                                                                 --             82,267
                                                                         -------------      -------------
                  Total Current Liabilities                                    574,261            981,073
LONG-TERM DEBT, net of current portion                                              --              8,080
LONG TERM DEBT, Time Direct, LLC acquisition, net of current portion                --             90,733
                                                                         -------------      -------------
                  Total Liabilities                                            574,261          1,079,886

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, no par value, 10,000,000 shares authorized                    --                 --
     Common stock, no par value, 50,000,000 shares authorized -
        9,000,000 and 9,895,984 shares issued and
        outstanding, respectively                                              500,000          1,846,749
     Stock subscription receivable                                            (500,000)                --
     Contributed capital                                                            --            131,158
     Accumulated (deficit)                                                    (574,261)        (1,960,119)
                                                                         -------------      -------------

                  Total Stockholders' Equity  (Deficit)                       (574,261)            17,788
                                                                         -------------      -------------

                                                                         $          --      $   1,097,674
                                                                         =============      =============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               INTELLIREADY, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE PERIOD FROM MAY 18, 2000
                              TO SEPTEMBER 30, 2000


                                                          (UNAUDITED)
                                                          -----------

REVENUES                                                 $     208,423
                                                         -------------



COSTS AND EXPENSES:
     Cost of sales                                             168,558
     General and administrative                                599,406
     Depreciation and amortization                              11,521
     Interest expense                                            1,003
     Interest expense - related parties                         34,686
                                                         -------------
                  Total Expenses                               815,174
                                                         -------------
OTHER INCOME
     Interest income                                             2,283
     Other income                                                  913
                                                         -------------
                                                                 3,196
NET (LOSS)                                               $    (603,555)
                                                         =============
NET (LOSS) PER COMMON SHARE - BASIC                      $        (.06)
                                                         =============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING         9,895,984
                                                         =============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               INTELLIREADY, INC.
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE PERIOD ENDED SEPTEMBER 30, 2000 (UNAUDITED)

                                                                   STOCK
                                       COMMON STOCK             SUBSCRIPTION     CONTRIBUTED     ACCUMULATED
                                  SHARES          AMOUNT        RECEIVABLE         CAPITAL        (DEFICIT)          TOTAL
                                -----------     -----------     ------------     -----------     -----------      -----------
BALANCES,
   DECEMBER 31, 1999              9,000,000     $   500,000     $  (500,000)              --     $  (574,261)     $  (574,261)

   Payment for stock
     subscription                        --              --         500,000               --              --          500,000

   Payments to related
     parties                             --              --              --               --        (782,303)        (782,303)

   Contributed capital,
     services                            --              --              --          131,158              --          131,158

   Stock issued for debt to
     Time Direct, LLC                40,000          60,000              --               --              --           60,000

   Stock issued for
     services                        76,435         125,000              --               --              --          125,000

   Stock issued in private
     placements, net of
     offering costs                 779,549       1,161,749              --               --              --        1,161,749

   Net (loss)                            --              --              --               --        (603,555)        (603,555)
                                -----------     -----------     -----------      -----------     -----------      -----------

BALANCES, SEPTEMBER 30,
   2000 (UNAUDITED)               9,895,984     $ 1,846,749     $        --      $   131,158     $(1,960,119)     $    17,788
                                ===========     ===========     ===========      ===========     ===========      ===========


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               INTELLIREADY, INC.
                             STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM MAY 18, 2000 TO SEPTEMBER 30, 2000



                                                                        (UNAUDITED)
                                                                        -----------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
     Net (loss)                                                         $  (603,555)
     Adjustments to reconcile net (loss) to net cash from operating activities:
              Depreciation and amortization                                  11,521
              Stock issued for services                                     125,000
              Contributed capital for services                              131,158
              Changes in assets and liabilities:
                  Accounts receivable                                        27,271
                  Prepaid expenses                                          (12,789)
                  Inventory                                                 (30,258)
                  Deposits                                                  (37,500)
                  Payables, related parties                                  (4,064)
                  Accounts payable and accrued expenses                     139,869
                                                                        -----------
                        Net Cash (Used) by Operating Activities            (253,347)
                                                                        -----------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
     Cash acquired-acquisition of subsidiary                                 23,275
     Acquisition of equipment                                                (6,739)
                                                                        -----------

                       Net Cash Provided by Investing Activities             16,536
                                                                        -----------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
     Payment of long-term debt                                               (2,617)
     Payment of bank note payable                                          (385,000)
     Payment of long-term debt, Time Direct, LLC                            (15,000)
     Escrow deposit                                                         230,999
     Sale of common stock                                                 1,169,249
                                                                        -----------

                       Net Cash Provided by Financing Activities            997,631
                                                                        -----------

INCREASE IN CASH                                                            760,820

CASH, beginning of period                                                        --
                                                                        -----------

CASH, end of period                                                     $   760,820
                                                                        ===========

See Note 9

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

IntelliReady, Inc. (formerly known as Wiens Industries, Inc.) (the Company), was organized under the laws of the State of Colorado on April 21, 1998. The Company was in the development stage as defined in Financial Accounting Standards Board Statement No. 7 until the acquisition of IntelliReady of Colorado (IROC) formerly known as Time Direct, LLC (see Note 2). Prior to the acquisition of Time Direct, the Company had not commenced operations.

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited interim financial statements for the period May 18, 2000 to September 30, 2000 is presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such period. The results of operations for the interim period September 30, 2000 are not necessarily indicative of the results to be expected for the year ended December 31, 2000.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary IROC. All significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value of financial instruments approximate carrying value due to the short maturity of the instruments. Fair value of notes payable was based upon current borrowing rates available for financing with similar maturities.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year end.

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. Therefore, $574,261 of net losses incurred in the period from April 21, 1998 (inception) to December 31, 1999 have not been deducted for tax purposes and represent a deferred tax asset. The Company is providing a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized.

GOODWILL

Goodwill represents the excess of cost over the fair value of assets acquired and is amortized using the straight-line method over 10 years. The Company assesses the recoverability of its goodwill whenever adverse events or changes in circumstances or business climate indicate that expected future cash flows (undiscounted and without interest charges) for individual business units may not be sufficient to support recorded goodwill. If undiscounted cash flows are not sufficient to support the recorded asset, impairment is recognized to reduce the carrying value of the goodwill based on the expected discounted cash flows of the business unit. Expected cash flows are discounted at a rate commensurate with the risk involved. Amortization expense for the period ended September 30, 2000 was $7,073.

IMPAIRMENT OF LONG LIVED ASSETS

The Company evaluates its long lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate the future undiscounted cash flows of certain long lived assets are not sufficient to cover the carrying value of such assets, the assets are adjusted to their fair values. No adjustment to the carrying value of the assets has been made.

STOCK-BASED COMPENSATION

The Company accounts for stock based compensation in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123). Under the provisions of SFAS No. 123, companies can either measure the compensation cost of equity instruments issued under employee compensation plans using a fair value based method, or can continue to recognize compensation cost using the intrinsic value method under the provisions of APB No. 25. However, if the provisions of APB No. 25 are continued, proforma disclosures of net income or loss and earnings or loss per share must be presented in the financial statements as if the fair value method had been applied. The Company recognizes compensation costs under the provisions of APB No. 25 and will provide the expanded disclosure required by SFAS No. 123.

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In 1999 the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption by the Company of Statement 133 did not impact the Company's financial statements.

EARNINGS (LOSS) PER COMMON SHARE

During 1997 the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" (SFAS 128). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Basic earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company's customer base includes three significant home builders. Although the Company is directly affected by the financial well-being of the home building industry, management does not believe significant credit risk existed at September 30, 2000.

At September 30, 2000, the accounts receivable balance for one major customer totaled $12,563 or 31% of the total accounts receivable balance.

The Company maintains all cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE AND EQUIPMENT

Furniture and equipment is recorded at cost. Depreciation expense is provided on a straight-line basis using the estimated useful lives of 5-7 years. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations. Depreciation expense for the period ended September 30, 2000 was $4,448.

REVENUE RECOGNITION

There are generally two or three phases of completion for installation of the Company's products. Revenues are recognized after each phase has been completed.

YEAR 2000 ISSUES

To date, the Company has not experienced any interruptions with respect to the Year 2000 issue, but cannot reasonably predict with certainty that they will not experience any interruptions.

NOTE 2 - ACQUISITION OF TIME DIRECT, LLC

On May 18, 2000, the Company acquired all of the issued and outstanding limited liability interests of Time Direct, LLC, a Colorado limited liability company. Time Direct's principal business is pre-wiring homes for integrated communication, audio and video services. Subsequent to the acquisition, Time Direct had been operating under the business name IntelliReady Homes and is now known as IntelliReady of Colorado (IROC). The purchase price has been allocated as follows:


Cash                                      $     23,275
Accounts receivable                             67,625
Property and equipment                          32,288
Accounts payable and accrued expenses          (24,210)
Notes payable                                  (14,425)
Goodwill                                       188,447
                                          ------------

         Total purchase price                  273,000
Notes payable                                 (248,000)
                                          ------------

Cash paid at closing                      $     25,000
                                          ============

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)

NOTE 2 - ACQUISITION OF TIME DIRECT, LLC (CONTINUED)

The $248,000 notes payable consist of a $75,000 non-interest bearing promissory note due the earlier of a minimum funding of $1,000,000 to the Company or August 18, 2000 collateralized by the right of the holder to extend the due date or foreclose on the membership interests transferred and a $200,000 non-interest bearing promissory note due in equal $100,000 installments on May 18, 2001 and 2002, respectively. The Company imputed interest at 9.8% on the note in the amount of $27,000 and reduced the note by this amount. The Company will recognize interest expense as incurred. During June 2000, the Company issued 40,000 shares of common stock in exchange for $60,000 of the above debt and repaid $15,000.

NOTE 3 - PAYMENTS TO RELATED PARTIES

During the periods ended December 31, 1999 and September 30, 2000, the Company accrued for and subsequently paid to certain related party entities controlled by the Company's then sole stockholder payments for efforts made on behalf of the Company prior to the commencement of operations of the Company. The payments were made in cash and equity and were recorded as a reduction to retained earnings.

NOTE 4 - FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following:


                                                        DECEMBER 31,     SEPTEMBER 30,
                                                            1999             2000
                                                        ------------     -------------

Furniture and fixtures                                  $         --     $      2,781
Equipment                                                         --           36,246
                                                        ------------     ------------
                                                                               39,027
     Less accumulated depreciation and amortization               --           (4,448)
                                                        ------------     ------------

                                                        $         --     $     34,579
                                                        ============     ============

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)



NOTE 5 - LONG-TERM DEBT

Long-term debt consisted of the following:


                                                                    DECEMBER 31,    SEPTEMBER 30,
                                                                       1999             2000
                                                                    -----------     -------------
Two notes payable to a financing company; each note has monthly payments of $268, interest at 8.49%, secured by equipment and
  due October 2002                                                  $        --     $    11,808

         Less current portion                                                --           3,728
                                                                    -----------     -----------

                                                                    $        --     $     8,080
                                                                    ===========     ===========


Annual long-term maturities of the notes are as follows:

Fiscal year ending December 31, 2000 (partial year)                                 $       924
                                2001                                                      5,727
                                2002                                                      5,157
                                                                                    -----------
                                                                                    $    11,808
                                                                                    ===========


NOTE 6 - COMMITMENTS AND CONTINGENCIES

CONSULTING AGREEMENTS

During April 2000, the Company entered into a consulting agreement for executive recruiting. The Company issued common stock valued at $125,000. The Company has accrued a $125,000 expense as of September 30, 2000.

During May 2000, the Company entered into an investment banking agreement for assistance in raising equity capital. The Company will pay 8% of all equity funding raised directly by the investment bank. In addition to the cash payments, the Company has issued 25,000 shares of common stock. This is a non-exclusive agreement and was to expire on September 30, 2000. The agreement was verbally extended. The Company paid a $7,500 retainer.

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)

NOTE 6 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

During June 2000, the Company entered into a consulting agreement for financial advisory and investment banking services for a term of one year. The fee for the financial advisory services will not exceed $15,000. The Company is to pay a fee of 4% of all funds raised by the Company from investors located by the consultant. The Company has not incurred any fees as of September 30, 2000.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with the former interest owners of Time Direct. The agreements are for terms of four years each and call for annual base salaries of $100,000 and performance based cash bonuses. The employees will receive annual stock options (Annual Options), which quantities will be based upon the employees' current salaries and prior year bonuses divided by the average bid and ask price for the 10 consecutive days immediately after the date of grant. The employees will also receive additional options (Original Options), which quantities will be based upon the employees' current salaries and current year bonuses divided by the average bid and ask price for the 10 trading days immediately following the conversion of the Company to a public reporting company or the price per share for which the Company's shares are sold in an initial public offering prior to December 31, 2000. If the Company's common stock is not publicly traded by December 31, 2000, then the price per share will be $.01. The Original Options vest one third each year for the next three years. The Company issued additional options at the signing of the employment agreements. (See Note 7)

NOTE 7 - EQUITY INCENTIVE PLAN

EQUITY INCENTIVE PLAN

On May 18, 2000 the Company adopted the Equity Incentive Plan (the Plan) which provides for the granting of options to officers, directors, employees and consultants. 900,000 shares of common stock are reserved under the plan for the granting of options. The Plan is in effect until May 18, 2007, unless extended by the Company's stockholders. The options are exercisable to purchase stock for a period of seven years from the date of grant.

Incentive Stock Options granted pursuant to this Plan may not have an option price that is less than the fair market value of the stock on the date the option is granted. Incentive stock options granted to significant stockholders shall have an option price of not less than 110% of the fair market value of the stock on the date of the grant.

                               INTELLIREADY, INC.
                          NOTES TO FINANCIAL STATEMENTS

          (INFORMATION AS OF SEPTEMBER 30, 2000 AND FOR THE PERIOD THEN
                              ENDED IS UNAUDITED)


NOTE 7 - EQUITY INCENTIVE PLAN (CONTINUED)

In conjunction with the execution of employment agreements with the former interest owners of Time Direct, the Company granted options to purchase 30,000 shares of the Company's common stock at a price to be determined in the future, expiring on May 18, 2007. The pricing of the options is based upon the greater of the average of the closing price on the exchange on which the Company's stock is traded for the first 10 consecutive days immediately following the conversion of the Company to a public reporting company or the price per share for which the Company's shares are sold in an initial public offering prior to December 31, 2000. If the Company's common stock is not publicly traded by December 31, 2000, then the price per share will be $.01.


                                                              OUTSTANDING OPTIONS
                                                           --------------------------
                                              OPTIONS                      PRICE PER
                                             AVAILABLE       NUMBER          SHARE
                                            ----------     ----------     -----------
Initial reserve, May 18, 2000                  900,000             --     $        --
Granted during 2000                            (30,000)        30,000               *
                                            ----------     ----------     -----------

Balance, September 30, 2000                    870,000         30,000     $         *
                                            ==========     ==========     ===========


*-To be determined in the future

NOTE 8 - BANK NOTE PAYABLE

In May 2000, the Company entered into an $885,000 note payable to a bank controlled by a relative of the then sole stockholder. The note bears interest at 9.8% per annum, which is due monthly and principal is due in May 2001. The Company has repaid $385,000 as of September 30, 2000.

NOTE 9 - SUPPLEMENTAL CASH FLOW INFORMATION

In connection with the acquisition of Time Direct, the Company executed notes payable to the former owners for $248,000 and assumed liabilities of $38,635 in exchange for the following assets during the period ended September 30, 2000:

Accounts receivable         $     67,625
Property and equipment            32,288
Membership equity                186,722
                            ------------
                            $    286,635
                            ============

Cash paid for interest during the period ended September 30, 2000 was $35,691.

NOTE 10 - RELATED PARTY TRANSACTIONS

Various prepaid expenses and other assets were paid for by certain related party entities controlled by the Company's then sole stockholder. These advances were later repaid.

NOTE 11 - COMMON STOCK

During July, August and September 2000, the Company sold 779,549 shares of common stock for $1,161,749 net of offering costs of $7,500.

During 2000, the Company's Chairman of the Board transferred 867,499 shares of common stock from his own holdings for services benefiting the Company, valued at $131,158.

During 2000, the Company issued 76,435 shares of common stock for services valued at $125,000.

During May 2000, the Company exchanged 40,000 shares of common stock for $60,000 of debt payable to the former owners of Time Direct, LLC.

During October 2000, the Company sold an additional 33,400 shares of common stock in private placements for $50,100.

NOTE 12-SUBSEQUENT EVENTS

MERGER WITH PAN WESTERN ENERGY CORP.

In October 2000, the Company merged with Pan Western Energy Corp. (Pan Western), a public entity, which operated in the oil and gas industry. Prior to the merger, Pan Western transferred all of its oil and gas properties in exchange for settlement of its outstanding liabilities. The Company is accounting for the merger as a reverse merger.

                                AJ. ROBBINS, P.C.
                        3033 EAST FIRST AVENUE, SUITE 201
                             DENVER, COLORADO 80206


                          INDEPENDENT AUDITORS' REPORT


TO THE MEMBERS
TIME DIRECT, LLC
AURORA, COLORADO


We have audited the accompanying balance sheets of Time Direct, LLC as of December 31, 1999 and 1998, and the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 1999 and for the period from May 4, 1998 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Time Direct, LLC as of December 31, 1999 and 1998, and the results of its operations and its cash flows for periods then ended in conformity with generally accepted accounting principles.


                                           AJ. ROBBINS, P.C.
                                                    CERTIFIED PUBLIC ACCOUNTANTS
                                                             AND CONSULTANTS


DENVER, COLORADO
JUNE 30, 2000

                                TIME DIRECT, LLC
                                 BALANCE SHEETS



                                     ASSETS

                                                              DECEMBER 31,      DECEMBER 31,
                                                                  1999              1998
                                                              ------------      ------------
CURRENT ASSETS:
     Cash                                                     $     11,651      $      3,510
     Trade accounts receivable                                      43,887               228
     Prepaid expenses                                                   --                40
                                                              ------------      ------------
                  Total Current Assets                              55,538             3,778

FURNITURE AND EQUIPMENT, net                                        34,443             2,838
                                                              ------------      ------------
                                                              $     89,981      $      6,616
                                                              ============      ============

                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
     Trade accounts payable                                   $     16,402      $      1,948
     Accrued expenses                                                2,128                --
     Current portion of long-term debt                               5,260                --
                                                              ------------      ------------

                  Total Current Liabilities                         23,790             1,948

LONG-TERM DEBT, net of current portion                              10,884                --
                                                              ------------      ------------

                  Total Liabilities                                 34,674             1,948
                                                              ------------      ------------

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY                                                     55,307             4,668
                                                              ------------      ------------

                                                              $     89,981      $      6,616
                                                              ============      ============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                TIME DIRECT, LLC
                            STATEMENTS OF OPERATIONS



                                                         FOR THE PERIOD
                                        FOR THE YEAR      MAY 4, 1998
                                            ENDED        (INCEPTION) TO
                                        DECEMBER 31,      DECEMBER 31,
                                            1999              1998
                                        ------------     --------------
REVENUES:
     Sales                              $    208,429      $      6,261
     Other                                       495                63
                                        ------------      ------------

                  Total Revenues             208,924             6,324
                                        ------------      ------------

COSTS AND EXPENSES:
     Cost of sales                           126,636             1,903
     General and administrative               21,981             9,627
     Depreciation and amortization             2,117               176
     Interest                                    295                --
                                        ------------      ------------

                  Total Expenses             151,029            11,706
                                        ------------      ------------

NET INCOME/(LOSS)                       $     57,895      $     (5,382)
                                        ============      ============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                TIME DIRECT, LLC
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
                FOR THE PERIODS ENDED DECEMBER 31, 1999 AND 1998





BEGINNING MEMBERS' EQUITY       $         --
   Contributions                      10,050
   Net (loss)                         (5,382)
                                ------------

BALANCE, DECEMBER 31, 1998             4,668

   Withdrawals                        (7,256)
   Net income                         57,895
                                ------------

BALANCE, DECEMBER 31, 1999      $     55,307
                                ============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                TIME DIRECT, LLC
                            STATEMENTS OF CASH FLOWS


                                                                                   FOR THE PERIOD
                                                                 FOR THE YEAR       MAY 4, 1998
                                                                    ENDED          (INCEPTION) TO
                                                                 DECEMBER 31,       DECEMBER 31,
                                                                     1999                1998
                                                                 ------------      --------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
     Net income (loss) from operations                           $     57,895       $     (5,382)
     Adjustments to reconcile net income (loss) to net cash
         provided (used) by operating activities:
         Depreciation and amortization                                  2,117                176
              Changes in:
                  Trade accounts receivable                           (43,659)              (228)
                  Prepaid expenses                                         40                (40)
                  Accounts payable                                     14,454              1,948
                  Accrued expenses                                      2,128                 --
                                                                 ------------       ------------
                  Net Cash Provided (Used) by Operating
                      Activities                                       32,975             (3,526)
                                                                 ------------       ------------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
     Purchase of equipment                                            (33,722)            (3,014)
                                                                 ------------       ------------
                  Net Cash (Used) by Investing Activities             (33,722)            (3,014)
                                                                 ------------       ------------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
     Proceeds from notes payable                                       16,921                 --
     Payments on notes payable                                           (777)                --
     Members' capital contributions                                        --             10,050
     Members' distributions                                            (7,256)                --
                                                                 ------------       ------------
                  Net Cash Provided by Financing Activities             8,888             10,050
                                                                 ------------       ------------

NET INCREASE IN CASH                                                    8,141              3,510

CASH, beginning of period                                               3,510                 --
                                                                ------------       ------------
CASH, end of period                                              $     11,651       $      3,510
                                                                 ============       ============




                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                                TIME DIRECT, LLC
                          NOTES TO FINANCIAL STATEMENTS



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

Time Direct, LLC (the LLC), was formed under the laws of the State of Colorado on May 4, 1998. The LLC designs and installs completely automated, voice controlled home environments.

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially expose the LLC to concentrations of credit risk consist primarily of trade accounts receivable. The LLC's customer base includes three significant home builders. Although the LLC is directly affected by the financial well-being of the home building industry, management does not believe significant credit risk existed at December 31, 1999 and 1998.

At December 31, 1999 the accounts receivable balance for three major customers totaled $43,587 or 99% of the total accounts receivable balance.

The LLC maintains all cash in bank deposit accounts which at times may exceed federally insured limits. The LLC has not experienced a loss in such accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

FURNITURE AND EQUIPMENT

Furniture and equipment is recorded at cost. Depreciation expense is provided on a straight-line basis using the estimated useful lives of 5-7 years. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations. Depreciation expense for the periods ended December 31, 1999 and 1998 was $2,117 and $176, respectively.

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the LLC considers all funds with original maturities of three months or less to be cash equivalents.

INCOME TAXES

The LLC is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not incurred. Members are taxed individually on their share of the earnings.

ORGANIZATION COSTS

Costs incurred in organizing the LLC have been expensed as incurred in accordance with SOP 98-5, "Reporting on the Costs of Start-up Activities".

                                TIME DIRECT, LLC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

There are generally two or three phases of completion for installation of the Company's products. Revenues are recognized after each phase has been completed.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - FURNITURE AND EQUIPMENT

Furniture and equipment consists of the following:


                                                                   DECEMBER 31,
                                                         -------------------------------
                                                             1999                1998
                                                         ------------       ------------
Furniture and fixtures                                   $      3,014       $      3,014
Equipment                                                      33,722                 --
                                                         ------------       ------------
                                                               36,736              3,014
     Less accumulated depreciation and amortization            (2,293)              (176)
                                                         ------------       ------------
                                                         $     34,443       $      2,838
                                                         ============       ============


NOTE 3 - LONG-TERM DEBT

Long-term debt consists of the following at December 31, 1999:

Two notes payable to a financing company; each note has
   monthly payments of $268, interest at 8.49%,
   secured by equipment and due October 2002                 $    16,144

         Less current portion                                      5,260
                                                             -----------
                                                             $    10,884
                                                             ===========

                                TIME DIRECT, LLC
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - LONG-TERM DEBT (CONTINUED)

Annual maturities of the notes are as follows:

Fiscal year ending December 31, 2000           $      5,260
                                2001                  5,727
                                2002                  5,157
                                               ------------
                                               $     16,144
                                               ============


NOTE 4 - SUBSEQUENT EVENT

On May 18, 2000 the members of the LLC sold all of the issued and outstanding Limited Liability Interests to IntelliReady, Inc. for cash and promissory notes.